            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                            (FOR U.S. PERSONS ONLY)

   Guidelines for Determining the Proper Identification Number for the Payee
(You) to give the Payer -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The tables below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.


                                           Give the
                                           SOCIAL SECURITY
         For this type of account:         number of:
         --------------------------------- ---------------------------
         1.  An individual's name          The individual

         2.  Two or more individuals       The actual owner of the
            (joint account)                account or, if combined the
                                           first individual on the
                                           account/(1)/

         3.  Custodian account of a        The minor/(2)/
            minor (Uniform Gift to
            Minors Act)

         4.  a. Revocable savings trust    The grantor-trustee/(1)/
              (grantor is also trustee)

         4.  b. So-called trust account    The actual owner/(1)/
              that is not a legal or valid
              trust under state law

         5.  Sole proprietorship           The owner/(3)/

                                                 Give the EMPLOYER
                                                 IDENTIFICATION
         For this type of account:               number of:
         --------------------------------------  ---------------------

           1. Sole proprietorship                The owner(s)/(3)/

           2. A valid trust, estate, or pension
            trust                                The legal entity/(4)/

           3. Corporate Account                  The corporation

           4. Association, club, religious,      The organization
            charitable, educational, or other
            tax-exempt organization

           5. Partnership account held in the    The partnership
            name of the business

           6. A broker or registered nominee     The broker or nominee

           7. Account with the Department of     The public entity
            Agriculture in the name of a public
            entity (such as a state or local
            government, school district, or
            prison) that receives agricultural
            program payments

(1) First list the individuals and then circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name. You may use either your social security number or your employer identification number (if you have one).

(4) First list and valid trust, estate, or pension trust and then circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                   (PAGE 2)

Obtaining a Number

If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

   PAYEES SPECIFICALLY EXEMPTED FROM WITHHOLDING INCLUDE THE FOLLOWING:

 . An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

 . The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any of the foregoing.

 . An international organization or any agency or instrumentality thereof.

 . A foreign government and any political subdivision, agency or instrumentality thereof.

   PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE THE FOLLOWING:

 . A corporation.

 . A financial institution.

 . A dealer of securities or commodities required to register in the United
   States, the District of Columbia, or a possession of the United States.

 . A real estate investment trust.

 . A common trust fund operated by a bank under Section 584(a).

 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.

 . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

 . A futures commission merchant registered with the Commodity Futures Trading
   Commission.

 . A foreign central bank.

   PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING INCLUDE THE FOLLOWING:

..  Payments to nonresident aliens subject to withholding under Section 1441.

..  Payments to partnerships not engaged in a trade or business in the United
   States and that have at least one nonresident alien partner.

..  Payments of patronage dividends not paid in money.

..  Payments made by certain foreign organizations.

..  Section 404(k) payments made by an ESOP.

   CERTAIN PAYMENTS, OTHER THAN PAYMENTS OF INTEREST, DIVIDENDS, AND PATRONAGE DIVIDENDS, THAT ARE EXEMPT FROM INFORMATION REPORTING ARE ALSO EXEMPT FROM BACKUP WITHHOLDING. FOR DETAILS, SEE SECTIONS 6041, 6041A, 6042, 6044, 6045, 6049, 6050A AND 6050N AND THE REGULATIONS THEREUNDER.

   EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, COMPLETE PARTS 2, 3, AND 4 OF THE FORM (IF APPLICABLE), SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

   PRIVACY ACT NOTICE. Section 6019 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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